Exhibit 1
Distribution Financial Services RV Trust 1999-1
November 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                                       $855,962,910.63
Beginning Pool Factor                                                                             2.28542592

Distribution Allocable to Principal on Notes
                                Prior                               Current
                 Class      Principal Pymt. $1000 orig.prin.bal. Principal Pymt. $1000 orig.prin.bal.
                  A-1             $0.00        0.0000000           $0.00             0.0000000
                  A-2    $17,467,705.64        0.0000000  $17,912,973.67           780.7378060
                  A-3             $0.00        0.0000000           $0.00             0.0000000
                  A-4             $0.00        0.0000000           $0.00             0.0000000
                  A-5             $0.00        0.0000000           $0.00             0.0000000
                  A-6             $0.00        0.0000000           $0.00             0.0000000
                    B             $0.00        0.0000000           $0.00             0.0000000
                    C             $0.00        0.0000000           $0.00             0.0000000

Distribution Allocable to Interest on Notes
                                Prior                            Current
     Class       Rate      Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
      A-1        4.97%            $0.00        0.0000000           $0.00               0.0000000
      A-2        5.38%            $0.00        0.0000000     $876,731.37               3.8532730
      A-3        5.70%            $0.00        0.0000000     $940,490.50               4.7500000
      A-4        5.84%            $0.00        0.0000000     $937,524.40               4.8666670
      A-5        5.97%            $0.00        0.0000000     $794,616.95               4.9750000
      A-6        6.02%            $0.00        0.0000000     $322,902.77               5.0166670
        B        6.36%            $0.00        0.0000000     $132,500.00               5.3000000
        C        7.23%            $0.00        0.0000000     $120,500.00               6.0250000

Note Balance After Giving Effect to Principal Distribution
                 Class Beginning Balance      Pool Factor  Ending Balance      Pool Factor
                  A-1             0.00         1.0000000           $0.00         0.0000000
                  A-2   195,553,465.99         1.0000000 $177,640,492.32       780.7378060
                  A-3   197,998,000.00         1.0000000 $197,998,000.00         1.0000000
                  A-4   192,640,000.00         1.0000000 $192,642,000.00         1.0000000
                  A-5   159,722,000.00         1.0000000 $159,722,000.00         1.0000000
                  A-6    64,366,000.00         1.0000000  $64,366,000.00         1.0000000
                    B    25,000,000.00         1.0000000  $25,000,000.00         1.0000000
                    C    20,000,000.00         1.0000000  $20,000,000.00         1.0000000

Servicing Fee                                                                                    $356,651.21
Servicing Fee Per $1,000 of Orig.Note                                                              0.9522609

Realized Losses                                                                                  $275,536.15

Reserve Account Balance                                                                       $17,194,640.41

Payments Received with Respect to Receivables During Most Recently Ended Collection Period    $21,441,879.66
          Interest Payments Received                                                           $5,883,890.68
          Scheduled Principal Payments Received                                                $4,743,800.60
          Principal Prepayments Received                                                      $10,814,188.38

Distribution to Residual Interestholders                                                               $0.00

Noteholders' Interest Carryover Shortfall                                                              $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                          0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period            $0.00

Ending Pool Balance                                                                          $839,925,627.57
Ending Pool Factor                                                                                2.24260629
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